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                                                                      EXHIBIT 21

                                U.S. VISION, INC.

                          SUBSIDIARIES OF THE COMPANY


     Names of Subsidiaries                                    State of Incorporation
     ---------------------                                    ----------------------
         USV Optical, Inc.                                           Texas

         Styl-Rite Optical Mfg. Co., Inc.                            Florida

         U.S. Vision Holdings, Inc.                                  Delaware

         Health Eyecare Statistics, Inc.                             Ontario, Canada

         9072-8411 Quebec, Inc.                                      Quebec, Canada